Exhibit 10.8

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is made and entered into by and among the following parties in Shenzhen on December 1, 2025:

(1)	Sensing Shenzhen Data Technology Co., Ltd. (the “Target Company”), a joint-stock company duly incorporated and subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen, and Zhou Haoran as its legal representative;

(2)	Zhou Haoran, a citizen of the People’s Republic of China, ID No.: [ ];

(3)	Shenzhen Sencheng Management Consulting Partnership (Limited Partnership) (“Sencheng Management”), an entity duly established and validly subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen;

(4)	Shenzhen Zhongseng Zhihe Investment Partnership (Limited Partnership) (“Zhongseng Zhihe”), a limited partnership duly established and validly subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen;

(5)	Shenzhen Senran Management Consulting Partnership (Limited Partnership) (“Senran Management”), a limited partnership duly established and validly subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen;

(6)	Sensing Cloud Computing (Shenzhen) Co., Ltd., a wholly-foreign-owned enterprise duly incorporated and subsisting under the laws of the People’s Republic of China, with its registered address at Room 1302, Office Building, North Parcel, Yuecai City, No. 3008 Taibai Road, Dongxiao Community, Dongxiao Sub-district, Luohu District, Shenzhen, and Zhou Haoran as its legal representative.

Each party to this Agreement is individually referred to as a “Party” and collectively as the “Parties”. Sencheng Management, Zhongseng Zhihe and Senran Management are collectively referred to as the “Transferors”. Senge Cloud Computing (Shenzhen) Co., Ltd. is referred to as the “Transferee”.

Recitals：

1.	Sensing Shenzhen Data Technology Co., Ltd. is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China. As of the date hereof, the registered capital of the Target Company is RMB 11,837,400.00.

2.	As of the date hereof, Sencheng Management, Zhongseng Zhihe and Senran Management are shareholders of the Target Company, holding in aggregate 35.48% of the equity interests in the Target Company.

3.	The Transferors agree to transfer to the Transferee the 35.48% equity interests in the Target Company (the “Target Equity Interests”), corresponding to registered capital of RMB 4,200,000.00 of the Target Company, and the Transferee agrees to accept the transfer of the Target Equity Interests (the “Equity Transfer”).

NOW, THEREFORE, the Parties enter into this Agreement in respect of the Equity Transfer as follows:

Article 1 Definitions and Interpretation

1.1 Interpretation

In this Agreement, unless the context otherwise requires:

(a)	Any reference to applicable laws, whether express or implied, shall be deemed to include any amendments thereto from time to time, any revised versions re-enacted from time to time, and any other applicable laws superseding their functions from time to time.

(b)	Unless the context otherwise requires, references to an “Article” shall mean an article of this Agreement. The Recitals to this Agreement shall be deemed to form part of this Agreement. References to “this Agreement” shall be construed to include all of its provisions.

(c)	Article numbers and headings are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	A reference to an “Article” shall, unless followed by an express reference to a specific part thereof, be construed as a reference to the whole of such Article and not merely to any sub-article, paragraph or clause thereof.

(e)	“In writing” means communications transmitted by letter, e-mail or facsimile.

(f)	The word “including” and similar expressions shall not be construed as restrictive. “including” shall be interpreted as if the words “but not limited to” appear immediately after it.

(g)	If the date for occurrence of any event under this Agreement falls on a non-business day, such event shall be deemed to occur on the immediately succeeding Business Day.

Article 2 Transfer of Target Equity Interests

2.1 Equity Transfer

The Transferors agree to transfer the Target Equity Interests to the Transferee, and the Transferee agrees to accept the transfer of the Target Equity Interests held by the Transferors in accordance with the provisions of this Agreement.

With effect from the Equity Transfer Effective Date (as defined below), the Transferee shall lawfully hold the Target Equity Interests and become a shareholder of the Target Company holding 35.48% equity interests (corresponding to registered capital of RMB 4,200,000). The Transferee shall accordingly enjoy the rights and assume the obligations of a shareholder under the PRC laws and regulations and the articles of association of the Target Company.

2.2 Transfer Consideration

The transfer consideration for the equity transfer by the Transferors is RMB 8,400,000. Such consideration is determined on the basis of the net asset value of the Target Company as at 31 August 2025.

The Transferee shall pay the full amount of the equity transfer consideration to the Transferors within thirty (30) days from the Equity Transfer Effective Date.

2.3 The Transferors shall procure the Target Company to submit an application to the governmental authorities for the industrial-and-commercial change registration in respect of this equity transfer as soon as practicable after the Equity Transfer Effective Date, and procure completion of such industrial-and-commercial change registration as soon as practicable thereafter. Each of the Parties shall render active cooperation thereto.

2.4 Transaction expenses and relevant taxes and fees arising out of the equity transfer under this Agreement shall be borne, declared and paid by the Parties in accordance with applicable laws and regulations. Where no provision is stipulated under applicable laws and regulations, the Parties shall share such expenses equally on a fair basis.

Article 3 Representations, Warranties and Undertakings of the Parties

3.1 Each Party severally makes the following representations, warranties and undertakings to the other Party in respect of itself:

(1)	It has the lawful right, power and authority to enter into and perform this Agreement and the documents ancillary hereto, and upon execution, such documents shall constitute valid and binding obligations upon it in accordance with their respective terms;

(2)	It has obtained all approvals, permits and authorizations necessary for executing this Agreement and is duly authorized to enter into this Agreement; and

(3)	It shall strictly perform its obligations under this Agreement.

3.2 The Transferors make the following representations, warranties and undertakings to the Transferee:

(1)	They are lawful shareholders of the Target Company and have full civil capacity;

(2)	No security interest has been created over the Target Equity Interests, and no security interest shall be created over the Target Equity Interests without the prior written consent of the Transferee;

(3)	Neither the execution of this Agreement nor the performance of its obligations hereunder shall:

(i)	result in any breach of any applicable PRC laws and regulations;

(ii)	result in a breach of, or constitute a default under, any agreement to which it is a party or by which it is bound; and

(4)	The Transferors shall promptly indemnify the Transferee in full upon the Transferee’s demand against any asset devaluation, all losses, costs and expenses (including legal service fees) incurred, sustained or caused to the Transferee arising from any inaccuracy of, or any failure to fully comply with, any representation, warranty or undertaking made by the Transferors. Such indemnity shall be without prejudice to all rights and other remedies available to the Transferee for any breach of the aforesaid warranties by the Transferors, all of which rights and remedies are hereby expressly reserved.

3.3 The Transferee makes the following representations, warranties and undertakings to the Transferors:

It possesses sufficient funds to perform its obligations under this Agreement; the source of such funds is lawful and does not violate any provisions of relevant laws and regulations governing the source of funds for equity investment.

Article 4 Confidentiality

4.1 Each Party to this Agreement acknowledges and agrees that any information provided or disclosed at any stage in connection with this Agreement or the negotiation of the transactions hereunder shall constitute Confidential Information. Unless a written permission signed by the relevant Parties is obtained, the Party receiving such Confidential Information from another Party (hereinafter the “Receiving Party”) shall keep the Confidential Information strictly confidential and shall not disclose it to any third party or any person.

4.2 The Receiving Party shall not be deemed to be in breach of the confidentiality obligations set forth in this Article under any of the following circumstances:

(1)	Such information is or becomes publicly available (other than as a result of unauthorized disclosure to the public by the recipient of such information);

(2)	Disclosure of such information is required pursuant to applicable PRC laws, regulations, rules, legal proceedings or the requirements of any governmental or judicial authority; provided that, to the extent permitted, prior notice shall be given to the other Parties prior to making such disclosure;

(3)	Disclosure of such information by any Party to its legal, financial or other advisers in connection with the matters contemplated under the main terms of this Agreement, provided that such legal, financial or other advisers are bound by the confidentiality obligations hereunder; or

(4)	A Party discloses relevant information to its Affiliates (entities or individuals) and requires such Affiliates to maintain the confidentiality of such information.

4.3 The confidentiality obligations shall survive any termination of this Agreement for any reason whatsoever.

Article 5 Taxes, Fees and Expenses

Costs and expenses (if any) incurred for the necessary procedures of the equity transfer under this Agreement shall be borne by each Party respectively.

Article 6 Indemnification

If the Transferors or the Transferee (each an “Indemnifying Party”) breaches any representation, warranty or undertaking made by it under this Agreement, and such breach causes any other Party to suffer all losses, damages, liabilities, claims and reasonable costs and expenses (collectively, the “Losses”), the Indemnifying Party shall indemnify the other Party against such Losses.

Article 7 Effectiveness and Termination

7.1 This Agreement shall come into existence and take effect upon the signature or seal of all Parties hereto.

7.2 This Agreement may be terminated upon unanimous written consent of the Parties.

7.3 Effect of Termination

Upon termination of this Agreement pursuant to Article 7.2, this Agreement (except for Article 4 “Confidentiality”, Article 6 “Indemnification”, this Article 7.3 “Effect of Termination” and Article 8 “Governing Law and Dispute Resolution”) shall cease to be effective and shall no longer be binding upon the Parties, and no Party shall be liable for any further obligations under this Agreement; provided that, notwithstanding such termination of this Agreement, each Party shall remain liable for any losses caused to the other Parties arising out of any breach of this Agreement occurring prior to such termination.

Article 8 Governing Law and Dispute Resolution

8.1 This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

8.2 Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through friendly consultation. If no consensus can be reached through consultation, any Party may submit such dispute to the people’s court of competent jurisdiction at the place where this Agreement is executed.

Article 9 Miscellaneous

9.1 Amendments

This Agreement may not be revised, modified or supplemented unless an instrument in writing is signed by all Parties.

9.2 Severability

If any provision of this Agreement is found to be unlawful, invalid or unenforceable, whether in whole or in part, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected. The Parties shall use their best endeavours within a reasonable scope to replace the invalid or unenforceable provision with an effective and enforceable alternative provision, which shall reflect as closely as possible the intended meaning and achieve substantially the same or similar objectives as the invalid or unenforceable provision.

9.3 Where applicable, the Parties may enter into a separate equity transfer agreement (the “Separate Equity Transfer Agreement”) for the purpose of completing the equity-change registration. For the avoidance of doubt, with respect to the matters set forth herein, in the event of any conflict between the Separate Equity Transfer Agreement and this Agreement, the provisions of this Agreement shall prevail.

9.4 Counterparts

This Agreement is executed in Chinese. It shall be signed in four (4) counterparts. Two counterparts shall be kept by the Target Company, and the rest shall be used for registration with governmental authorities (if applicable). Each counterpart shall be deemed an original, but all executed counterparts together shall constitute one and the same instrument.

(NO FURTHER TEXT BELOW)

(THIS PAGE CONTAINS NO BODY TEXT; IT IS A SIGNATURE PAGE FOR THE EQUITY TRANSFER AGREEMENT OF SENSING SHENZHEN DATA TECHNOLOGY CO., LTD.)

Sensing Shenzhen Data Technology Co., Ltd. (Seal)

Legal Representative or Duly Authorized Representative (Signature):	/s/ Zhou Haoran

(THIS PAGE CONTAINS NO BODY TEXT; IT IS A SIGNATURE PAGE FOR THE EQUITY TRANSFER AGREEMENT OF SENSING SHENZHEN DATA TECHNOLOGY CO., LTD.)

Sensing Cloud Computing (Shenzhen) Co., Ltd. (Seal)

Legal Representative or Duly Authorized Representative (Signature):	/s/ Zhou Haoran

(THIS PAGE CONTAINS NO BODY TEXT; IT IS A SIGNATURE PAGE FOR THE EQUITY TRANSFER AGREEMENT OF SENSING SHENZHEN DATA TECHNOLOGY CO., LTD.)

Shenzhen Sencheng Management Consulting Partnership (Limited Partnership) (Seal)

Duly Authorized Representative (Signature and Seal):	/s/ Zhou Haoran

(THIS PAGE CONTAINS NO BODY TEXT; IT IS A SIGNATURE PAGE FOR THE EQUITY TRANSFER AGREEMENT OF SENSING SHENZHEN DATA TECHNOLOGY CO., LTD.)

Shenzhen Zhongseng Zhihe Investment Partnership (Limited Partnership) (Seal)

Duly Authorized Representative (Signature and Seal):	/s/ Zhou Haoran

(THIS PAGE CONTAINS NO BODY TEXT; IT IS A SIGNATURE PAGE FOR THE EQUITY TRANSFER AGREEMENT OF SENSING SHENZHEN DATA TECHNOLOGY CO., LTD.)

Shenzhen Senran Management Consulting Partnership (Limited Partnership) (Seal)

Duly Authorized Representative (Signature and Seal):	/s/ Zhou Haoran